EXHIBIT 99.1

Cardtronics Announces First Quarter 2010 Results

HOUSTON, April 29, 2010 (GLOBE NEWSWIRE) -- Cardtronics, Inc. (Nasdaq:CATM) (the "Company"), the world's largest non-bank owner of ATMs, today announced its financial and operational results for the quarter ended March 31, 2010.

Key financial and operational statistics related to the quarter include:

  Consolidated revenues of $127.8 million, up 11% from the first quarter of 2009 (9% on a constant currency basis)
  Revenue growth of approximately 11% on a constant currency basis for the Company's core business operations, which include the Company's domestic company-owned large-account ATM placement and branding business and the Company's international operations
  Gross margins of 31%, up from 27% in the first quarter of 2009
  Adjusted EBITDA of $29.3 million, up approximately 30% from $22.5 million in the first quarter of 2009
  Adjusted Net Income per Share of $0.19, up from $0.09 in the first quarter of 2009
  GAAP Net Income of $4.0 million compared to a $5.1 million GAAP Net Loss in the first quarter of 2009
  Continued improvements in several key operating metrics when compared to the first quarter of 2009:

o    Total cash withdrawal transactions increased by 6%
o    Cash withdrawal transactions per ATM increased by 4%
o    Total transactions per ATM increased by 7%
o    ATM operating gross profit per ATM increased by 25%

Please refer to the "Disclosure of Non-GAAP Financial Information" contained later in this release for definitions of Adjusted EBITDA, Adjusted Net Income, Free Cash Flow, and amounts presented on a constant currency basis. For additional financial information, including reconciliations to comparable GAAP measures, please refer to the supplemental schedules of selected financial information at the end of this release.

"The strong operating trends that Cardtronics experienced during 2009, especially in the United States, continued during the first quarter of 2010," commented Steve Rathgaber, Cardtronics' Chief Executive Officer. "Since joining Cardtronics in February, I am even more confident in the unique value proposition that Cardtronics has to offer and in the Company's ability to leverage its existing asset base to drive future transaction and revenue growth."

RECENT HIGHLIGHTS

  Successful completion of a secondary offering in March 2010 of 8,050,000 shares of existing common stock by selling shareholders at a price to the public of $12 per share.  The offering, which consisted entirely of already outstanding common shares held by the Company's long-time private equity investors, The CapStreet Group and TA Associates, increased the size of the Company's public float by over 40%. Cardtronics did not receive any proceeds from the sale of such shares.
  Expansion of the Company's managed services product offerings through the execution of multi-year ATM managed services agreements with Travelex, the world's largest retail foreign exchange specialist, and Pacific Convenience & Fuels, LLC, the largest licensee of the Circle K brand. Under the agreements, Cardtronics will provide transaction processing and ATM management services for these customers.
  Continued strong liquidity and access to capital, with over $170 million in available borrowing capacity under the Company's revolving credit facility with leading financial institutions, after taking into consideration outstanding letters of credit.  As of March 31, 2010, the Company's ratio of total debt to Adjusted EBITDA for the trailing twelve months was 2.6 to 1.

FIRST QUARTER RESULTS

For the first quarter of 2010, consolidated revenues totaled $127.8 million, representing an 11% increase (9% on a constant currency basis, which is defined in the "Disclosure of Non-GAAP Financial Information" below) from the $115.3 million in revenues generated during the first quarter of 2009. This increase reflects 13% revenue growth (11% on a constant currency basis) in the Company's core business operations, which include the Company's higher-margin domestic large-account ATM placement and international businesses, that was offset slightly by a decline in the Company's lower-margin merchant-owned account base.  The increase in core revenues was driven by a combination of strong transaction trends in the Company's United States and Mexico operating segments, year-over-year surcharge rate increases in the United States, and continued unit growth within the Company's United Kingdom operating segment. Additionally, the Company continued to see increased bank branding and surcharge-free network revenues in the United States due to the continued growth of its surcharge-free offerings.

The Company generated Adjusted EBITDA of $29.3 million during the first quarter of 2010, compared to $22.5 million during the first quarter of 2009, and Adjusted Net Income of $7.6 million ($0.19 per diluted share), compared to $3.4 million ($0.09 per diluted share) during the first quarter of 2009. These increases were primarily attributable to higher gross margins, which increased from 27% during the first quarter of 2009 to 31% during the first quarter of 2010, primarily as a result of the increase in revenues (noted above), the continued shift of revenues from lower-margin revenues to higher-margin interchange and surcharge-free network and bank branding revenues, and the Company's ability to leverage its fixed cost infrastructure to generate strong margins from those higher revenues. In particular, the Company experienced declines in its maintenance and armored expenses during the first quarter of 2010 when compared to the first quarter of 2009 due to the renegotiation of the Company's primary domestic maintenance and armored courier service agreements during the second quarter of 2009. Specific costs excluded from Adjusted EBITDA and Adjusted Net Income are detailed in a reconciliation included at the end of this press release.

GAAP Net Income for the first quarter of 2010 totaled $4.0 million, compared to a $5.1 million GAAP Net Loss during the same quarter in 2009. The year-over-year improvement was primarily attributable to the factors identified above in the discussion of Adjusted EBITDA and Adjusted Net Income.  However, the Net Loss for the first quarter of 2009 included $1.2 million in severance costs associated with the departure of the Company's former Chief Executive Officer in March 2009 and $2.1 million of losses on the disposal of assets due to certain optimization efforts undertaken by the Company, which did not recur in 2010.

2010 GUIDANCE

The Company is updating the guidance it previously issued regarding its anticipated full-year 2010 results, and now expects the following:

  Revenues of $520 million to $530 million;
  Overall gross margins of approximately 31% to 31.5%;
  Adjusted EBITDA of $120 million to $125 million;
  Depreciation and accretion expense of $42 million;
  Cash interest expense of $29.5 million;
  Adjusted Net Income of $0.75 to $0.85 per diluted share, based on approximately 41.5 million weighted average diluted shares outstanding; and
  Capital expenditures of approximately $45 million, net of noncontrolling interests.

The above guidance excludes the impact of certain one-time items as well as approximately $6.5 million of anticipated stock-based compensation expense and approximately $14 million to $15 million of intangible asset amortization expense. Additionally, the above guidance is based on estimated average foreign currency exchange rates of $1.50 U.S. to £1.00 U.K. and $12.50 Mexican pesos to $1.00 U.S.

LIQUIDITY

The Company continues to maintain a very strong liquidity position. The Company's $175.0 million revolving credit facility does not expire until May 2012 and is led by a syndicate of leading banks. As of March 31, 2010, the Company had no amounts outstanding under the facility. Additionally, the Company was, and continues to be, in compliance with the covenants contained within this facility and will continue to be in compliance even in the event of substantially higher borrowings or substantially lower Adjusted EBITDA amounts. As a result, the Company has access to $170.6 million in available, committed funding, after taking into account the $4.4 million in letters of credit posted under the facility. The Company's remaining indebtedness as of March 31, 2010 included $0.1 million of capital leases in the United States, $9.8 million of equipment loans in Mexico, and $297.4 million in senior subordinated notes, net of discounts. The fixed rate senior subordinated notes require no amortization prior to their August 2013 maturity date and contain no maintenance covenants and only limited incurrence covenants under which the Company has considerable flexibility.

The continued generation of pre-tax operating profits could subject the Company to increased federal, state and local income tax cash obligations in many of its jurisdictions. However, the Company currently has in excess of $38.0 million of domestic federal net operating loss carryforwards that can be utilized to help offset such future cash tax obligations, subject to certain restrictions and limitations.

DISCLOSURE OF NON-GAAP FINANCIAL INFORMATION

EBITDA, Adjusted EBITDA, Adjusted Net Income, Free Cash Flow, and amounts presented on a constant currency basis are non-GAAP financial measures provided as a complement to results prepared in accordance with accounting principles generally accepted within the United States of America and may not be comparable to similarly titled measures reported by other companies. Management believes that the presentation of these measures and the identification of unusual, non-recurring, or non-cash items enhance an investor's understanding of the underlying trends in the Company's business and provide for better comparability between periods in different years.

Adjusted EBITDA excludes depreciation, accretion, and amortization expense as these amounts can vary substantially from company to company within the Company's industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Additionally, Adjusted EBITDA and Adjusted Net Income exclude certain non-recurring or non-cash items and therefore, may not be comparable to similarly titled measures employed by other companies. Free Cash Flow is cash provided by operating activities less payments for capital expenditures. Finally, amounts provided on a constant currency basis are calculated by applying the foreign exchange rate in effect for the applicable prior period to the current year amounts denominated in the respective local currencies. The non-GAAP financial measures presented herein should not be considered in isolation or as a substitute for operating income, net income, cash flows from operating, investing, or financing activities, or other income or cash flow statement data prepared in accordance with GAAP.

A reconciliation of Net Income (Loss) Attributable to Controlling Interests to EBITDA, Adjusted EBITDA, and Adjusted Net Income and a calculation of Free Cash Flow are presented in tabular form at the end of this press release.

CONFERENCE CALL INFORMATION

The Company will host a conference call today, Thursday, April 29, 2010, at 4:00 p.m. Central Time (5:00 p.m. Eastern Time) to discuss its financial results for the quarter ended March 31, 2010. To access the call, please call the conference call operator at:

Dial in:                         (877) 303-9205
Alternate dial-in:          (760) 536-5226

Please call in fifteen minutes prior to the scheduled start time and request to be connected to the "Cardtronics First Quarter Earnings Conference Call." Additionally, a live audio webcast of the conference call will be available online through the investor relations section of the Company's website at http://www.cardtronics.com.

A digital replay of the conference call will be available through Friday, May 14, 2010, and can be accessed by calling (800) 642-1687 or (706) 645-9291 and entering 67810681 for the conference ID. A replay of the conference call will also be available online through the Company's website subsequent to the call through May 31, 2010.

ABOUT CARDTRONICS

Headquartered in Houston, Texas, Cardtronics is the world's largest non-bank owner of ATMs. Cardtronics operates over 33,700 ATMs across its portfolio, with ATMs in every major market in the United States and in the U.S. territories of Puerto Rico and the U.S. Virgin Islands, over 2,700 ATMs throughout the United Kingdom, and over 2,800 ATMs throughout Mexico.  Included in Cardtronics' portfolio are approximately 2,200 multi-function financial services kiosks that, in addition to traditional ATM functions, perform other automated consumer financial services. Major merchant clients include 7-Eleven®, Chevron®, Costco®, CVS®/pharmacy, ExxonMobil®, Rite Aid®, Safeway®, Target®, and Walgreens®.   Complementing its ATM operations, Cardtronics works with financial institutions of all sizes to provide their customers with convenient cash access and deposit capabilities through ATM branding and surcharge-free programs, with currently over 11,700 Cardtronics owned and operated ATMs featuring bank brands. More recently, Cardtronics started offering a managed services solution to retailers and financial institutions that are looking to outsource some or all of the operational aspects associated with operating and maintaining their ATM fleets.  For more information, please visit http://www.cardtronics.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give the Company's current expectations or forecasts of future events, future financial performance, strategies, expectations, competitive environment, regulation, and availability of resources. Many of the forward-looking statements contained in this release relate to the Company's first quarter financial results and the underlying business events that generated those results. They include, among other things, statements concerning projections, predictions, expectations, estimates or forecasts as to the Company's business, financial and operational results and future economic performance, and statements of management's goals and objectives and other similar expressions concerning matters that are not historical facts. Such statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Such risks and uncertainties include, but are not limited to, the following:

  the Company's financial outlook and the financial outlook of the ATM industry;
  the Company's ability to provide new ATM solutions to financial institutions;
  the Company's ATM vault cash rental needs, including potential liquidity issues with its vault cash providers;
  the implementation of the Company's corporate strategy;
  the Company's ability to compete successfully with new and existing competitors;
  the Company's ability to renew and strengthen its existing customer relationships and add new customers;
  the Company's ability to meet the service levels required by its service level agreements with its customers;
  the Company's ability to pursue and successfully integrate acquisitions;
  the Company's ability to successfully manage its existing international operations and to continue to expand internationally;
  the Company's ability to prevent security breaches;
  the Company's ability to manage the risks associated with its third-party service providers failing to perform their contractual obligations;
  changes in interest rates, foreign currency rates and regulatory requirements; and
  the additional risks the Company is exposed to in its armored transport business.

Other factors that could cause the Company's actual performance or results to differ from its projected results are described in its filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. You should not read forward-looking statements as a guarantee of future performance or results. They will not necessarily be accurate indications of the times at or by which such performance or results will be achieved. Forward-looking statements speak only as of the date the statements are made and are based on information available at the time those statements are made and/or management's good faith belief as of that time with respect to future events. The Company assumes no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information.

The Cardtronics logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=991

Consolidated Statements of Operations
For the Three Months Ended March 31, 2010 and 2009
(Unaudited)

	Three Months Ended March 31,
	2010	2009
	(In thousands, except share and per share information)
Revenues:
ATM operating revenues	$125,687	$113,580
ATM product sales and other revenues	2,089	1,765
Total revenues	127,776	115,345
Cost of revenues:
Cost of ATM operating revenues (exclusive of depreciation, accretion, and amortization shown separately below)	85,879	82,229
Cost of ATM product sales and other revenues	2,193	1,814
Total cost of revenues	88,072	84,043
Gross profit	39,704	31,302
Operating expenses:
Selling, general, and administrative expenses (1)	11,143	10,855
Depreciation and accretion expense	10,222	9,639
Amortization expense	3,979	4,527
Loss on disposal of assets	377	2,108
Total operating expenses	25,721	27,129
Income from operations	13,983	4,173
Other expense:
Interest expense, net	7,318	7,711
Amortization of deferred financing costs and bond discounts	630	568
Other expense (income)	366	(86)
Total other expense	8,314	8,193
Income (loss) before income taxes	5,669	(4,020)
Income tax expense	1,439	1,017
Net income (loss)	4,230	(5,037)
Net income attributable to noncontrolling interests	265	31
Net income (loss) attributable to controlling interests and available to common shareholders	$3,965	$(5,068)

Net income (loss) per common share – basic	$0.10	$(0.13)
Net income (loss) per common share – diluted	$0.09	$(0.13)

Weighted average shares outstanding – basic	39,850,122	38,960,083
Weighted average shares outstanding – diluted	40,721,310	38,960,083

(1) Selling, general, and administrative expenses for the three months ended March 31, 2010 includes $0.6 million of costs associated with the preparation and filing of a shelf registration statement and the completion of a secondary equity offering, and approximately $0.4 million in incremental stock-based compensation expense (when compared to the same period in the prior year). Selling, general, and administrative expenses for the three months ended March 31, 2009 includes $1.2 million in severance costs associated with the departure of the Company's former Chief Executive Officer in March 2009.
Condensed Consolidated Balance Sheets
As of March 31, 2010 and December 31, 2009
(Unaudited)

	March 31, 2010	December 31, 2009
	(In thousands)
Assets
Current assets:
Cash and cash equivalents	$10,694	$10,449
Accounts and notes receivable, net	27,004	27,700
Inventory	1,977	2,617
Restricted cash, short-term	3,151	3,452
Prepaid expenses, deferred costs, and other current assets	9,333	8,850
Total current assets	52,159	53,068
Property and equipment, net	144,657	147,348
Intangible assets, net	84,084	89,036
Goodwill	164,235	165,166
Prepaid expenses, deferred costs, and other assets	4,187	5,786
Total assets	$449,322	$460,404

Liabilities and Stockholders' Deficit
Current liabilities:
Current portion of long-term debt and notes payable	$2,353	$2,122
Current portion of capital lease obligations	96	235
Current portion of other long-term liabilities	26,242	26,047
Accounts payable and other accrued and current liabilities	60,055	73,608
Total current liabilities	88,746	102,012
Long-term liabilities:
Long-term debt, net of related discounts	304,835	304,930
Deferred tax liability, net	13,189	12,250
Asset retirement obligations	24,655	24,003
Other long-term liabilities	20,174	18,499
Total liabilities	451,599	461,694
Stockholders' deficit	(2,277)	(1,290)
Total liabilities and stockholders' deficit	$449,322	$460,404
SELECTED INCOME STATEMENT DETAIL:

Total revenues by segment:

	Three Months Ended March 31,
	2010	2009
	(In thousands)
United States	$101,909	$96,767
United Kingdom	18,621	14,777
Mexico	7,246	3,801
Total revenues	$127,776	$115,345

Breakout of ATM operating revenues:

	Three Months Ended March 31,
	2010	2009
	(In thousands)
Surcharge revenues	$65,815	$60,876
Interchange revenues	37,817	34,160
Bank branding and surcharge-free network revenues	19,197	16,096
Other revenues	2,858	2,448
Total ATM operating revenues	$125,687	$113,580

Total cost of revenues by segment:

	Three Months Ended March 31,
	2010	2009
	(In thousands)
United States	$68,471	$70,408
United Kingdom	14,351	10,707
Mexico	5,250	2,928
Total cost of revenues	$88,072	$84,043

Breakout of cost of ATM operating revenues (exclusive of depreciation, accretion, and amortization):

	Three Months Ended March 31,
	2010	2009
	(In thousands)
Merchant commissions	$40,600	$37,905
Vault cash rental expense	9,345	8,153
Other costs of cash	11,726	11,599
Repairs and maintenance	8,925	9,589
Communications	3,782	3,783
Transaction processing	1,681	1,668
Stock-based compensation	199	191
Other expenses	9,621	9,341
Total cost of ATM operating revenues	$85,879	$82,229

Breakout of selling, general, and administrative expenses:

	Three Months Ended March 31,
	2010	2009
	(In thousands)
Employee costs	$6,105	$6,457
Stock-based compensation	1,260	867
Professional fees	1,784	1,328
Other	1,994	2,203
Total selling, general, and administrative expenses	$11,143	$10,855
SELECTED BALANCE SHEET DETAIL:

Long-term debt and capital lease obligations:

	March 31, 2010	December 31, 2009
	(In thousands)
Series A and Series B senior subordinated notes, net of discounts	$297,402	$297,242
Equipment financing lines of Mexico subsidiary	9,786	9,810
Capital lease obligations	96	235
Total long-term debt and capital lease obligations	$307,284	$307,287

Share count rollforward:

Total shares outstanding as of December 31, 2009	40,900,532
Shares repurchased	(25,000)
Shares issued – restricted stock grants and stock option exercises	873,915
Total shares outstanding as of March 31, 2010	41,749,447

SELECTED CASH FLOW DETAIL:

Selected cash flow statement amounts:

	Three Months Ended March 31,
	2010	2009
	(In thousands)
Cash provided by operating activities	$9,186	$6,947
Cash used in investing activities	(8,605)	(4,976)
Cash (used in) provided by financing activities	(797)	4,017
Effect of exchange rate changes on cash	461	39
Net increase in cash and cash equivalents	$245	$6,027
Cash and cash equivalents at beginning of period	10,449	3,424
Cash and cash equivalents at end of period	$10,694	$9,451
Key Operating Metrics
For the Three Months Ended March 31, 2010 and 2009
(Unaudited)

	Three Months Ended March 31,
	2010	2009
Average number of transacting ATMs:
United States: Company-owned	18,128	18,257
United States: Merchant-owned	9,920	10,145
United Kingdom	2,712	2,544
Mexico	2,745	2,094
Total average number of transacting ATMs	33,505	33,040

Total transactions (in thousands)	96,642	89,369
Total cash withdrawal transactions (in thousands)	60,884	57,564
Monthly cash withdrawal transactions per ATM	606	581

Per ATM per month amounts:
ATM operating revenues	$1,250	$1,146
Cost of ATM operating revenues (1)	854	830
ATM operating gross profit (2)	$396	$316

ATM operating gross margin (1) (2)	31.7%	27.6%

Capital expenditures (in thousands)	$8,605	$4,976
Capital expenditures, net of noncontrolling interest (in thousands)	$8,432	$4,901

(1) Amounts presented exclude the effects of depreciation, accretion, and amortization expense, which are presented separately in the Company's consolidated statements of operations.
(2) ATM operating gross profit and ATM operating gross margin are measures of profitability that uses only the revenues and expenses that relate to operating ATMs in the Company's portfolio. Revenues and expenses from ATM equipment sales and other ATM-related services are not included.
Reconciliation of Net Income (Loss) Attributable to Controlling Interest to EBITDA, Adjusted EBITDA, and Adjusted Net Income
For the Three Months Ended March 31, 2010 and 2009
(Unaudited)

	Three Months Ended March 31,
	2010	2009
	(In thousands, except share and per share amounts)
Net income (loss) attributable to controlling interests	$3,965	$(5,068)
Adjustments:
Interest expense, net	7,318	7,711
Amortization of deferred financing costs and bond discounts	630	568
Income tax expense	1,439	1,017
Depreciation and accretion expense	10,222	9,639
Amortization expense	3,979	4,527
EBITDA	$27,553	$18,394

Add back:
Loss on disposal of assets (1)	377	2,108
Other expense (income)	341	(86)
Noncontrolling interests	(437)	(298)
Stock-based compensation expense	1,459	1,058
Other adjustments to cost of ATM operating revenues (2)	—	183
Other adjustments to selling, general, and administrative expenses (3)	—	1,186
Adjusted EBITDA	$29,293	$22,545
Less:
Interest expense, net	7,318	7,711
Depreciation and accretion expense	10,222	9,639
Income tax expense (at 35%)	4,114	1,818
Adjusted Net Income	$7,639	$3,377

Adjusted Net Income per share – basic and diluted	$0.19	$0.09

Weighted average shares outstanding – basic	39,850,122	38,960,083
Weighted average shares outstanding – diluted	40,721,310	39,258,250

(1) Primarily comprised of losses on the disposal of fixed assets that were incurred with the deinstallation of ATMs during the periods. The increased amount during the three months ended March 31, 2009 was primarily the result of certain optimization efforts taken during that period.
(2) For the three month period ended March 31, 2009, Other adjustments to cost of ATM operating revenues primarily consisted of costs associated with the continued conversion of ATMs in the Company's portfolio over to its in-house electronic funds transfer transaction processing platform and development costs associated with the start-up of the Company's in-house armored courier operation in the United Kingdom.
(3) For the three month period ended March 31, 2009, Other adjustments to selling, general, and administrative expenses primarily consisted of severance costs associated with departure of the Company's former Chief Executive Officer in March 2009.
Reconciliation of Free Cash Flow
For the Three Months Ended March 31, 2010 and 2009
(Unaudited)

	Three Months Ended March 31,
	2010	2009
	(In thousands)
Cash provided by operating activities	$9,186	$6,947
Payments for capital expenditures (1)	8,605	4,976
Free cash flow	$581	$1,971

(1) Capital expenditures exclude acquisitions and include payments made for exclusive license agreements, site acquisition costs, and capital expenditures financed by direct debt.
Reconciliation of Estimated Net Income to EBITDA, Adjusted EBITDA, and Adjusted Net Income
For the Year Ending December 31, 2010
(Unaudited)

(In millions, except per share amounts)	Estimated Range Full Year 2010

Net income	$21.6	-	$27.6
Adjustments:
Interest expense, net	29.5	-	29.5
Amortization of deferred financing costs and bond discounts	2.6	-	2.6
Income tax expense	6.0	-	6.0
Depreciation and accretion expense	42.0	-	42.0
Amortization expense	15.0	-	14.0
EBITDA	$116.7	-	$121.7

Add back:
Noncontrolling interests	(3.2)	-	(3.2)
Stock-based compensation expense	6.5	-	6.5
Adjusted EBITDA	$120.0	-	$125.0
Less:
Interest expense, net	29.5	-	29.5
Depreciation and accretion expense	42.0	-	42.0
Income tax expense (at 35%)	17.2	-	18.4
Adjusted Net Income	$31.3	-	$35.1

Adjusted Net Income per diluted share	$0.75	-	$0.85

Weighted average shares outstanding – diluted	41.5	-	41.5
CONTACT:  Cardtronics, Inc.
          Investors:
          Chris Brewster, Chief Financial Officer
            832-308-4128
            cbrewster@cardtronics.com
          Media:
          Joel Antonini, Vice President - Marketing
            832-308-4131
            joel.antonini@cardtronics.com